UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 29, 2020

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-11693	81-0422894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6601 Bermuda Road, Las Vegas, NV 89119

(Address of registrant’s principal executive office)

(702) 897-7150

(Registrant’s telephone number, including area code)

__________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.001 par value	SGMS	Nasdaq Global Select Market
Preferred Stock Purchase Rights		The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐Emerging growth company

☐          If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02. Results of Operations and Financial Condition.

The information contained under Item 2.02 in this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and, as a result, such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On November 4, 2020, Scientific Games Corporation (the “Company”) issued a press release announcing, among other things, results for the three and nine months ended September 30, 2020. A copy of the press release that will be discussed on the Company’s earnings call is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The Company’s press release, in addition to containing results that are determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”), contains certain “non-GAAP financial measures” as that term is defined by the rules of the Securities and Exchange Commission (the “SEC”). The Company’s press release includes the most directly comparable financial measures calculated and presented in accordance with GAAP, information reconciling the non-GAAP financial measures to the most directly comparable GAAP financial measures, a statement disclosing the reasons why the Company’s management believes that presentation of the non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations, and a statement disclosing the additional purposes for which the Company’s management uses the non-GAAP financial measures.

The non-GAAP financial measures used in the press release should not be considered in isolation of, as a substitute for, or superior to, the financial information prepared in accordance with GAAP. The non-GAAP financial measures as defined in the press release may differ from similarly titled measures presented by other companies. The non-GAAP financial measures, as well as other information in the press release, should be read in conjunction with the Company’s financial statements filed with the SEC.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Election of Director

On October 29, 2020, the Board of Directors (the “Board”) of the Company elected Hamish McLennan as a director of the Company to fill the existing vacancy on the Board, effective as of October 29, 2020. Mr. McLennan will serve on the Compensation and the Nominating and Corporate Governance Committees of the Board.

Mr. McLennan has served as Chairman of REA Group Limited (ASX: REA), a $15 billion global digital advertising company, since April 2012, Chairman of HT&E Limited (ASX: HT1), a media and entertainment company operating radio, digital and outdoor businesses, since October 2018, and Chairman of Rugby Australia Limited, the governing body of rugby union in Australia, since May 2020. He has also served as Deputy Chairman of Magellan Financial Group (ASX: MFG), a globally-focused equity fund, since June 2019, where he has served as a non-executive director since March 2016, and as a director of Claim Central Consolidated, a global digital claims solutions business, since September 2020. Mr. McLennan is an experienced media and marketing executive, previously serving as Executive Chairman and Chief Executive Officer at Network Ten Holdings, an Australian entertainment and news content company, from 2013 to 2015, Executive Vice President for News Corporation, a global diversified media and information services company, in Sydney and New York from 2012 to 2013, and Global Chairman and Chief Executive Officer of Young & Rubicam, a division of WPP, the world’s largest communications services group, from 2006 to 2011.

Mr. McLennan will be eligible to participate in all compensation plans applicable to non-employee members of the Board, including annual retainers and equity-based compensation (as described in the Company’s proxy statement filed with the SEC on April 28, 2020). In connection with joining the Board, Mr. McLennan will receive stock options for 10,000 shares of the Company’s common stock, which will have a four-year vesting schedule and an exercise price based on the average of the high and low sales prices of the Company’s common stock on the trading day immediately prior to the grant date.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of the Company, dated November 4, 2020.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: November 4, 2020	By:	/s/ Michael C. Eklund
Name: Michael C. Eklund Title: Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary